Safeguard Scientifics Announces Second Quarter 2018 Financial Results

Highlights monetization transactions involving partner companies MediaMath, AdvantEdge Healthcare Solutions and Cask Data

Conference call and webcast today at 9:00 a.m. ET

RADNOR, Pa., July 26, 2018 /PRNewswire/ -- Safeguard Scientifics, Inc. (NYSE: SFE) ("Safeguard" or the "Company") today announced financial results for the three months and six months ended June 30, 2018 and provided a business update regarding the achievement of developmental milestones for its 22 partner companies.

"During the second quarter, and in the interim since the end of the quarter, the Company took some significant steps forward in executing its new strategy", said Brian J. Sisko, Safeguard President and CEO. "As we previously announced, we sold a portion of our stake in MediaMath back to the company in a transaction that was very profitable for us and is in many ways mutually beneficial for us and MediaMath going forward". Mr. Sisko went on to add "We also accomplished two additional monetization transactions involving AdvantEdge Healthcare Solutions and Cask Data. The three transactions illustrate our commitment to pursue non-traditional as well as traditional approaches to maximizing the overall value of our partner company holdings and to take advantage as opportunities arise, if doing so serves our overall strategy. We remain encouraged by the progress of our remaining Partner Companies as a whole and we are committed to supporting these Partner Companies through their continued maturation and their ultimate monetization in due course."

2018 YTD Highlights

  Subsequent to the end of the quarter, the Company sold back 39.1% of its equity ownership stake in MediaMath to the company for $45 million.  The transaction represents a cash-on-cash return of 4.5x with respect to such 39.1%.  Other terms grant MediaMath the right to repurchase an additional 10.9% of Safeguard's stake within 180 days for $12.5 million. The consummation of that transaction, which cannot be assured, would represent the same 4.5X cash-on-cash return.
  Subsequent to the end of the quarter, Safeguard realized proceeds of $10.0 million from the secondary sale of its interests in partner company AdvantEdge Healthcare Solutions ("AHS").  There is the potential to realize up to an additional $6.3 million upon the achievement of certain valuation thresholds in connection with any potential future sale of AHS.  The Company had deployed $16.3 million in capital in AHS.  AHS's carrying value on Safeguard's balance sheet was $4.1 million at June 30, 2018.
  Cask Data sold substantially all of its assets to a strategic buyer during the quarter.  In connection with that transaction, Safeguard received $11.5 million in cash proceeds, excluding $2.4 million of holdbacks and escrows that may be released in 2019.  Cask Data's carrying value on Safeguard's balance sheet prior to the transaction was $7.3 million and the Company recognized a gain of $4.2 million for the asset sale.  Safeguard had deployed $13.4 million in Cask.
  The Company recognized a $6.6 million impairment charge related to the full write-off of Safeguard's ownership interest in partner company Apprenda during the second quarter.  Safeguard had deployed $22.1 million in capital in Apprenda.
  The Company utilized cash on hand and $35 million of incremental borrowings under the Company's expanded credit facility to repay in full the $41.0 million of principal outstanding on the Company's 5.25% convertible senior debentures due May 15, 2018.
  The Company deployed $4.2 million in follow-on funding to support seven existing partner companies during the second quarter, bringing the year-to-date total of follow-on funding to $8.2 million.
  For the three months ended June 30, 2018, Safeguard's net loss was $24.9 million, or $1.21 per share, compared with a net loss of $29.1 million, or $1.43 per share, for the same quarter of 2017.  For the six months ended June 30, 2018, the Company's net loss was $31.1 million, or $1.51 per share, versus a net loss of $51.2 million, or $2.51 per share, in the same period of 2017.

AGGREGATE PARTNER COMPANY REVENUE
For full-year 2018, aggregate partner company revenue is now projected to be between $420 million and $440 million, an increase of 18% to 23% compared with 2017 results. Aggregate partner company revenue includes revenue for all partner companies in which Safeguard had an interest at January 1, 2018, excluding Cask Data and AdvantEdge HealthCare Solutions, which were exited in 2018, and Apprenda, which was fully impaired in the second quarter of 2018. Aggregate revenue for the same partner companies was $356 million and $299 million for 2017 and 2016, respectively. Aggregate revenue guidance for 2018 and prior years reflects combined revenue for Spongecell and Flashtalking, which merged during the first quarter of 2018.

CHANGE IN STRATEGY AND OPERATIONS
On January 17, 2018, Safeguard announced a change in its business strategy and operations to increase shareholder value. Under the new strategy, Safeguard has ceased deploying capital into new partner company opportunities. It remains focused on managing and financially supporting existing Partner Companies, with the goal of pursuing monetization opportunities for partner company interests and maximizing net proceeds distributable to shareholders. The Company will consider initiatives including, among others: the sale of individual partner companies, the sale of certain partner company interests in secondary market transactions, or a combination thereof, as well as other opportunities to maximize shareholder value.

PARTNER COMPANY HIGHLIGHTS
This section summarizes significant accomplishments by Safeguard's partner companies during the second quarter of 2018.

~ Product Launches / Regulatory Approvals ~

Aktana introduced AI Fusion, an artificial-intelligence software platform to help life science companies improve marketing decisions, strategy execution and patient care by distilling volumes of operational and patient data.

Clutch Holdings launched Clutch Loyalty on the Salesforce AppExchange, using real-time transactional data from the Salesforce Marketing Cloud to manage programs to engage customers. The Clutch Loyalty app uses a simple interface with drag-and-drop functionality to allow marketers to welcome new members, notify customers of rewards or expiring points, and track program effectiveness.

Flashtalking introduced a personalized video advertising product that allows Tier 2 automotive companies to deliver customized videos to customers based on location and interests. The new offering connects to an auto advertiser's database, constantly checking for updates to stock and pricing, and then generates and delivers customized videos to consumers across all devices.

QuanticMind updated the user interface for its Search and Shopping platforms. The Search solution enables efficient campaign management, robust insights, and reporting, and granular bidding optimization. QuanticMind Shopping drives shopping performance via powerful campaign and feed management, reporting, and optimization functionality. By empowering marketers to eliminate wasted advertising spend and capitalize on missed opportunities, these granular gains drive macro-level performance improvements.

Sonobi has announced a privacy-by-design Consent Management Platform (CMP) providing publishers with a solution to ensure transparent consent, compliance and continuity in accordance with the General Data Protection Regulation (GDPR) legislation. Sonobi's JetStream platform is a turn-key GDPR compliance solution, providing publishers with explicit consent management for consumers, and a full compliance auditing platform, coupled with an ID solution enabling the continued delivery of all monetization channels regardless of the number of partners a publisher chooses to work with. The solution provides publishers the tools to manage GDPR compliance for all header based, waterfall tag based, and publisher direct ad server integrations -- all while bringing the capability of addressable advertising into the publisher's toolkit.

~ Major Customer Wins / Strategic Partnerships ~

Clutch Holdings now delivers customer-loyalty programs to more than 900 businesses with the addition to its client base during the second quarter of fashion retailer Rebecca Minkoff and Datacap Systems, a leading integrated payments middleware provider. Minkoff brands will use the Clutch platform to drive online sales while Datacap's point-of-sales partners can now access Clutch via Datacap's new value-added services offering.

Flashtalking said it has partnered with Proximity London to create dynamic creative online advertising for The Economist magazine during the World Cup soccer tournament. The ads lead through to Economist content on the squads' nations.

Syapse has formed a Precision Medicine Council, a group of oncology, operations and research leaders from health systems dedicated to advancing precision oncology through sharing best practices. Members include Henry Ford Health System, Catholic Health Initiatives and Dignity Health (the Precision Medicine Alliance), Providence St. Joseph Health, Aurora Health Care, and the University of Miami Health System. The council will hold its first meeting in October.

Zipnosis recently introduced a Surgical Care module to allow patients to receive post-operative care from their homes. This module offers hospitals and surgical centers the ability to shift routine in-person, post-operative visits to an online access point, saving time for both the surgical team and patients. Surgical teams also have the option to add online visits between in-person visits as a means of ensuring post-operative care compliance to help improve patient recovery. Since most surgeries are reimbursed as a bundled payment, virtual visits are a cost-effective option for post-operative care.

~ Industry Awards / Certifications ~

Prognos was named among the top five U.S. healthcare startup companies in artificial intelligence by Business Insider. "AI is being applied across five areas of healthcare to improve clinical operation workflows, cut costs and foster preventive medicine. These areas include administration, big data analysis, clinical decision support, remote patient monitoring and care provision." In addition, Prognos co-founder and CEO Sundeep Bhan has been named one of 2018's top 40 healthcare "transformers" by industry journal Medical Marketing & Media.

Sonobi co-founder and CEO Michael Connolly has been named Ernst & Young Florida entrepreneur of the year for advertising and marketing. Regional award winners will be considered for national entrepreneur of the year, which will be awarded in November 2018.

~ Other Milestones ~

NovaSom raised $3.7 million in new debt financing. NovaSom is the developer of FDA-cleared AccuSomÒ, the home sleep testing device that provides support and data for obstructive sleep apnea patients. Safeguard has deployed $26.2 million in growth capital to NovaSom since 2011 and holds a 32% primary ownership stake. AccuSom is currently covered for more than 150 million individuals with commercial health insurance.

Propeller Health raised $20 million in equity financing in a round led by Aptar Pharma, which invested $10 million of the total. Separately, McKesson Ventures made an undisclosed strategic investment in Propeller. Proceeds from both financings will support Propeller's investment in its pipeline of digital therapeutics and additional connected devices that treat chronic respiratory disease. Propeller, which has now raised $65.5 million since its founding, also will begin to develop digital medicines for new therapeutic areas. Participating existing investors in the Aptar-led financing were Safeguard Scientifics, Social Capital, Hikma, 3M Ventures and SR One. Propeller Health's 15th peer-reviewed study published in the Journal of Medical Internet Research mHealth and uHealth demonstrated high levels of patient satisfaction with the company's digital medicines for asthma. The study says 79% of respondents were very satisfied with the FDA-cleared system. More than 25,000 patients and physicians and 530 healthcare providers in the U.S., Europe and Asia use the Propeller platform. Safeguard has deployed $14.3 million in growth capital to Propeller since 2014 and holds a 20% primary ownership position.

QuanticMind expanded its executive team to support enterprise growth with the hiring of software sales and service veterans Kevin Elias as chief revenue officer, and Brian Sullivan as vice president for customer success. These key executive hires come on the heels of the company's predictive advertising product release and 2017's $20 million Series B financing round. Elias held senior level sales positions at Dice and Saba Software, while Sullivan led client services teams at Capriza and Gigya.

Syapse has added Dennis Shin as chief commercial officer. Former senior vice president for national and strategic accounts at The Advisory Board, Shin is an expert in health system partnerships and physician-focused technology platforms.

PRO FORMA PARTNER COMPANY HOLDINGS AT JUNE 30, 2018
Revised to reflect monetizations in early July 2018 for a partial exit of MediaMath and an exit of Advantage Healthcare Solutions.

Partner Company Revenue Stages
Development Stage	Initial Revenue Stage	Expansion Stage	High Traction Stage
Pre-revenue Proving out technology Developing prototype Beta stage customers	Up to $5M in revenue Initial customers Early market penetration Management team forming Infrastructure being built	$5M to $20M in revenue Commercial grade solution Growing market penetration Management team built out Infrastructure in place	$20M+ in revenue Significant commercial traction

Partner Companies	Stage	Category	Acquisition Year	Primary Ownership%	Carrying Value (in millions)	Cost (in millions)

Aktana	Expansion	Healthcare	2016	25%	$ 2.9	$ 9.7
Brickwork	Initial Revenue	Digital Media	2016	20%	3.6	4.6
CloudMine	Initial Revenue	Healthcare	2015	47%	4.5	10.5
Clutch Holdings	Expansion	Digital Media	2013	41%	6.9	16.3
Flashtalking	High Traction	Digital Media	2018	10%	11.0	19.2
Hoopla Software	Initial Revenue	Digital Media	2011	26%	-	5.1
InfoBionic	Initial Revenue	Healthcare	2014	40%	0.1	21.3
Lumesis	Expansion	Financial Services	2012	44%	1.6	6.3
MediaMath	High Traction	Digital Media	2009	13%	1.2	15.5
meQuilibrium	Initial Revenue	Healthcare	2015	36%	4.2	10.5
Moxe Health	Initial Revenue	Healthcare	2016	32%	3.2	4.5
NovaSom	High Traction	Healthcare	2011	32%	2.2	26.2
Prognos (fka Medivo)	Expansion	Healthcare	2011	29%	8.1	12.6
Propeller Health	Initial Revenue	Healthcare	2014	20%	9.1	14.3
QuanticMind	Expansion	Digital Media	2015	25%	5.8	11.5
Sonobi	Expansion	Digital Media	2015	22%	7.5	10.9
Syapse	Expansion	Healthcare	2014	20%	5.2	15.6
T-REX Group	Initial Revenue	Financial Services	2016	21%	4.5	6.0
Transactis	Expansion	Financial Services	2014	24%	8.0	14.5
Trice Medical	Initial Revenue	Healthcare	2014	25%	1.7	10.2
WebLinc	Expansion	Digital Media	2014	38%	6.9	14.7
Zipnosis	Initial Revenue	Healthcare	2015	25%	2.8	7.0
				TOTAL:	$ 101.0	$ 267.0

CONFERENCE CALL AND WEBCAST DETAILS
Please call 10-15 minutes prior to the call to register.

Date: Thursday, July 26, 2018

Time: 9:00 a.m. ET

Webcast: www.safeguard.com/results

Live Number: 866-393-4306 // (International) 734-385-2616

Replay Number: 855-859-2056 // (International) 404-537-3406

Conference ID: 8372809

Speakers: President and Chief Executive Officer Brian J. Sisko; and Senior Vice President and Chief Financial Officer David A. Kille.

Format: Discussion of second quarter 2018 financial results followed by Q&A.

Replay will be available through August 17, 2018 at 11:59 p.m. ET. For more information please contact IR@safeguard.com.

About Safeguard Scientifics
Historically, Safeguard Scientifics (NYSE:SFE) has provided capital and relevant expertise to fuel the growth of technology-driven businesses. Safeguard has a distinguished track record of fostering innovation and building market leaders that spans more than six decades. For more information, please visit www.safeguard.com or follow us on Twitter @safeguard.

Forward-looking Statements
Except for the historical information and discussions contained herein, statements contained in this release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Our forward-looking statements are subject to risks and uncertainties. Forward-looking statements include, but are not limited to, statements regarding Safeguard's initiatives taken or contemplated to enhance and unlock value for all of its stockholders, Safeguard's efforts to execute on and implement its strategy to streamline its organizational structure, reduce its operating costs, pursue monetization opportunities for Partner Companies and maximize the net proceeds distributable to its shareholders, Safeguard's ability to create, unlock, enhance and maximize shareholder value, Safeguard's ability to have a smooth transition to a new management team, the timing of Safeguard's management succession plan and its effect on driving increased organizational effectiveness and efficiencies, the ability of the new management team to execute Safeguard's strategy, the availability of, the timing of, and the proceeds that may ultimately be derived from the monetization of Partner Companies, Safeguard's projections regarding the reduction in its ongoing operating expenses, Safeguard's projections regarding annualized operating expenses and expected severance expenses, monetization opportunities for Partner Company Interests, and the amount of net proceeds from the monetization of Partner Company Interests that are ultimately distributable to Safeguard shareholders after satisfying Safeguard's debt obligations and working capital needs and the timing of such distributions. Such forward-looking statements are not guarantees of future operational or financial performance and are based on current expectations that involve a number of uncertainties, risks and assumptions that are difficult to predict. Therefore, actual outcomes and/or results may differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause actual results to differ materially include, among others, our ability to make good decisions about the monetization of our Partner Companies for maximum value or at all and distributions to our shareholders, our ability to successfully execute on our strategy to streamline our organizational structure and align our cost structure to increase shareholder value, whether our strategy will better position us to focus our resources on the highest-return opportunities and deliver enhanced shareholder value, the ongoing support of our existing Partner Companies, the fact that our Partner Companies may vary from period to period, challenges to achieving liquidity from our partner company holdings, fluctuations in the market prices of our publicly traded partner company holdings, competition, our inability to obtain maximum value for our partner company holdings, our ability to attract and retain qualified employees, market valuations in sectors in which our Partner Companies operate, our inability to control our Partner Companies, our need to manage our assets to avoid registration under the Investment Company Act of 1940, risks, disruption, costs and uncertainty caused by or related to the actions of activist shareholders, including that if individuals are elected to our Board with a specific agenda, it may adversely affect our ability to effectively implement our business strategy and create value for our shareholders and perceived uncertainties as to our future direction as a result of potential changes to the composition of our Board may lead to the perception of a change in the direction of our business, instability or a lack of continuity that may adversely affect our business, and risks associated with our Partner Companies, including the fact that most of our Partner Companies have a limited operating history and a history of operating losses, face intense competition and may never be profitable, the effect of economic conditions in the business sectors in which Safeguard's Partner Companies operate, and other uncertainties described in our filings with the Securities and Exchange Commission. Many of these factors are beyond the Company's ability to predict or control. As a result of these and other factors, the Company's past operational and financial performance should not be relied on as an indication of future performance. The Company does not assume any obligation to update any forward-looking statements or other information contained in this press release.

SAFEGUARD CONTACT:
John E. Shave III, IRC
Senior Vice President, Investor Relations and Corporate Communications
(610) 975-4952
jshave@safeguard.com

Safeguard Scientifics, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	June 30, 2018	December 31, 2017

Assets
Cash, cash equivalents and marketable securities	$26,694	$25,203
Other current assets	3,604	8,405
Total current assets	30,298	33,608
Ownership interests in and advances to partner companies	110,432	134,691
Long-term restricted cash equivalents	—	6,336
Other assets	1,673	1,829
Total Assets	$142,403	$176,464

Liabilities and Equity
Other current liabilities	$6,028	$5,327
Convertible senior debentures - current	—	40,485
Total current liabilities	6,028	45,812
Credit facility	78,978	45,321
Credit facility repayment feature liability	2,979	—
Other long-term liabilities	3,197	3,535
Total equity	51,221	81,796
Total Liabilities and Equity	$142,403	$176,464

Safeguard Scientifics, Inc
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Operating expenses	$5,148	$4,486	$10,738	$9,433
Operating loss	(5,148)	(4,486)	(10,738)	(9,433)

Other income (loss)	(2,452)	(89)	(3,887)	160
Interest, net	(2,756)	(1,025)	(4,647)	(1,422)
Equity loss	(14,540)	(23,497)	(11,794)	(40,499)

Net loss before income taxes	(24,896)	(29,097)	(31,066)	(51,194)
Income tax benefit (expense)	—	—	—	—
Net loss	$(24,896)	$(29,097)	$(31,066)	$(51,194)

Net loss per share:
Basic	$(1.21)	$(1.43)	$(1.51)	$(2.51)
Diluted	$(1.21)	$(1.43)	$(1.51)	$(2.51)

Weighted average shares used in computing loss per share:
Basic	20,539	20,411	20,523	20,395
Diluted	20,539	20,411	20,523	20,395

Safeguard Scientifics, Inc.
Partner Company Financial Data
(in thousands)

Additional Financial Information

To assist investors in understanding Safeguard and our 23 partner companies as of June 30, 2018, we are providing additional financial information on our partner companies, including the aggregate cost and carrying value for all of our partner companies and other holdings.  Carrying value of an equity method partner company represents the original acquisition cost and any follow-on funding, plus or minus our share of the earnings or losses of each company, reduced by any impairment charges.  The carrying value and cost data reflect our percentage holdings in the partner companies and reflect both equity ownership interests in and advances to those partner companies.

	June 30, 2018

	Carrying Value	Cost (including transaction costs)
Safeguard Carrying Value and Cost
Equity method partner companies	$94,839	$274,209
Other partner company	10,956	19,150
Other holdings	4,637	37,705
	$110,432	$331,064